Exhibit 10(h)
PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of December 21, 2000

UNITED RENTALS RECEIVABLES LLC I, a Delaware limited liability company (the “Seller”), UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Purchaser”), and UNITED RENTALS, INC., a Delaware corporation, as Collection Agent, agree as follows:

PRELIMINARY STATEMENTS

(1)  Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

(2)  The Seller has Receivables that it wishes to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.

(3)  The Seller may also wish to contribute Receivables to the capital of the Purchaser on the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.00    Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adverse Claim” means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Business Day” means any day on which banks are not authorized or required to close in New York City.

“Collateral” means all Transferred Receivables, all Related Security with respect to such Transferred Receivables, all Collections with respect thereto and other proceeds of such Receivables and Related Security and the collateral security described in Section 5.03 of this Agreement.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

“Collections” means, with respect to any Receivable, (a) all funds which are received by the Seller or the Collection Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 2.05 and (c) all other proceeds of such Receivable.

“Contract” means an agreement between an Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Purchaser, pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.

“Contributed Receivable” has the meaning specified in Section 2.03.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Originators in effect on the date of this Agreement applicable to the Receivables, as modified in compliance with this Agreement.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise)

to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Deferred Purchase Price” means unsecured loans made by the Seller to the Purchaser to enable the Purchaser to acquire Purchased Receivables, which loans will bear interest at a rate agreed upon by the parties hereto and will be due and payable one year after the Facility Termination Date.

“Dilution” means, with respect to any Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any rebate, sales allowance, cash discount or other adjustment or setoff.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Event of Termination” has the meaning specified in Section 7.01.

“Facility Termination Date” means the earlier of (i) the date of termination of the facility pursuant to Section 7.01 and (ii) the date which the Seller designates by at least two Business Days’ notice to the Purchaser.

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Amounts” has the meaning specified in Section 8.01.

“Lock-Box Account” means one or more accounts, under the exclusive ownership and control of the Purchaser (or its assignees or designees), maintained at a bank or other financial institution for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement among United Rentals, the Purchaser (or its assignees or designees) and any Lock-Box Bank in form and substance satisfactory to the Purchaser (or its assignees or designees).

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Obligor” means, with respect to any Receivable, a Person obligated to make payments to an Originator pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

“Originator” means each of United Rentals (North America), Inc., United Rentals Northwest, Inc., United Rentals Southeast, L.P., and United Equipment Rentals Gulf, L.P. and each of their successors and permitted assigns.

“Originator Purchase Agreement” means the Purchase and Contribution Agreement, dated the date of the Agreement, between the Originators, as sellers, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

“Other Corporations” means United Rentals, Inc. and all of its Subsidiaries except the Seller.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Purchase Date” means the date of each purchase of Receivables under this Agreement.

“Purchased Receivable” means any Receivable which, pursuant to Article II has been identified as a Purchased Receivable and purchased by the Purchaser.

“Receivable” means the indebtedness of any Obligor resulting from the provision or sale of merchandise, insurance or services to such Obligor by an Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired by the Seller by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

“Receivables Agreement” means that certain Receivables Purchase Agreement, dated as of the date hereof, among the Purchaser, as seller, Atlantic Asset Securitization Corp., as purchaser, certain banks, Credit Lyonnais New York Branch, as agent, and United Rentals, as collection agent, as amended or restated from time to time.

“Related Security” means with respect to any Receivable:

(i)  all of the Seller’s interest in any merchandise (excluding any returned merchandise with respect to a Receivable which has been repurchased pursuant to Section 2.05 of this Agreement) relating to any sale giving rise to such Receivable;

(ii)  all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(iii)  all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iv)  the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Settlement Date” means such day or days each month as are selected from time to time by the Purchaser or its designee in a written notice to the Collection Agent.

“Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

“Transferred Receivable” means a Purchased Receivable or a Contributed Receivable.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“United Rentals” means United Rentals, Inc., a Delaware corporation, and it successors and permitted assigns.

SECTION 1.02.00    Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

ARTICLE II AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

SECTION 2.01.00    Facility.

On the terms and conditions hereinafter set forth and without recourse (except to the extent as is specifically provided herein), the Seller agrees to sell and the Purchaser agrees to purchase Receivables of the Seller from time to time during the period from the date hereof to the Facility Termination Date.

SECTION 2.02.00    Making Purchases.

(a)  Purchases. On the date of the initial purchase hereunder, the Seller shall sell, transfer, assign and convey to the Purchaser all Receivables owned by the Seller as of the close of business on the Business Day immediately preceding such Purchase Date. The Seller shall, on each Business Day occurring thereafter prior to the Facility Termination Date, sell, transfer, assign and convey to the Purchaser all Receivables owned by the Seller as of the close of business on the immediately preceding Business Day. On each Purchase Date, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the purchase price for such purchase by (i) deposit of such amount in same day funds to the account designated by the Seller and/or (ii) Deferred Purchase Price equal to such amount.

(b)  Determination of Purchase Price.    The purchase price for the Receivables that are the subject of any purchase hereunder shall be determined on or prior to the date of such purchase, and shall be equal to the Outstanding Balance of such Receivables, minus a discount for such purchase determined by agreement of the parties.

(c)  Ownership of Receivables and Related Security. On each Purchase Date, after giving effect to each purchase, the Purchaser shall own the Purchased Receivables. The purchase of any Receivable shall include all Related Security with respect to such Receivable and all Collections with respect thereto and other proceeds of such Receivable and Related Security.

SECTION 2.03.00    Contributions.

The Seller may from time to time at its option, by notice to the Purchaser, identify Receivables which it proposes to contribute to the Purchaser as a capital contribution. Such Receivables shall be identified by reference to a report prepared by the Seller. On the date of each such contribution and after giving effect thereto, the Purchaser shall own the Receivables so identified and contributed (collectively, the “Contributed Receivables”) and all Related Security with respect thereto.

SECTION 2.04.00    Collections.

(a)  Unless otherwise agreed, the Collection Agent shall, on each Settlement Date, deposit into an account of the Purchaser or the Purchaser’s assignee all Collections of Transferred Receivables then held by the Collection Agent.

(b)  In the event that the Seller believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Purchaser or the Purchaser’s assignee, the Seller shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, to the Seller all Collections so deposited which are identified, to the Purchaser’s satisfaction, to be Collections of Receivables which are not Transferred Receivables.

SECTION 2.05.00    Settlement Procedures.

(a) If on any day, the Outstanding Balance of any Transferred Receivable is reduced or adjusted as a result of any Dilution, or any setoff or dispute between the Seller and an Obligor due to a claim arising out of the same or any other transaction or if on any day any of the representations and warranties made by the Seller in Section 4.01(i) with respect to any Transferred Receivable is no longer true, the Seller shall repurchase such Transferred Receivable on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. If the Seller is not the Collection Agent, the Seller shall pay to the Collection Agent on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

(b)  Except as stated in subsection (a) of this Section or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

SECTION 2.06.00    Payments and Computations, Etc.

(a)  All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the account designated by the Purchaser.

(b)  The Seller shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by the Seller (whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the prime rate, payable on demand.

(c)  All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01.00    Conditions Precedent to Initial Purchase from the Seller.

The initial purchase of Receivables from the Seller hereunder is subject to the conditions precedent that the Purchaser shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

(a) A certificate of the Secretary or Assistant Secretary of the Seller certifying (i) copies of the resolutions of the Board of Directors of the Seller approving this Agreement, (ii) copies of all documents evidencing other necessary limited liability company action and governmental approvals, if any, with respect to this Agreement and (iii) the names and true signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

(b) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of the initial purchase, naming the Seller as the debtor/seller and the Purchaser as the secured party/purchaser, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser’s ownership of and security interest in the Collateral.

(c) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral.

(d) Completed requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (b) above and all other effective financing statements filed in the jurisdictions referred to in subsection (b) above that name the Seller or the Originators as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables or Related Security).

(e) Copies of executed Lock-Box Agreements in respect of each Lock-Box Account, duly executed by United Rentals, the Purchaser and the Lock-Box Bank holding such Lock-Box Account.

(f) A favorable opinion of counsel for the Seller, substantially in such form and as to such matters as the Purchaser may reasonably request.

SECTION 3.02.00    Conditions Precedent to All Purchases.

Each purchase (including the initial purchase) hereunder shall be subject to the further conditions precedent that:

(a) on the date of such purchase the following statements shall be true (and the Seller, by accepting the amount of such purchase, shall be deemed to have certified that):

(i)  the representations and warranties contained in Section 4.01 are correct on and as of the date of such purchase as though made on and as of such date and

(ii)  no event has occurred and is continuing, or would result from such purchase, that constitutes an Event of Termination or an Incipient Event of Termination,

(b) the Purchaser shall not have delivered to the Seller a notice that the Purchaser shall not make any further Purchases hereunder; and

(c) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.00    Representations and Warranties of the Seller.

The Seller represents and warrants as follows:

(a) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

(b) The execution, delivery and performance by the Seller of this Agreement and the other documents to be delivered by it hereunder, including the Seller’s sale and contribution of Receivables hereunder, (i) are within the Seller’s limited liability company powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller’s certificate of formation and limited liability company agreements, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of the Seller’s interest in the Transferred Receivables pursuant to this Agreement); and no transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law. This Agreement has been duly executed and delivered by a duly authorized officer of the Seller.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other document to be delivered hereunder, except for the filing of UCC financing statements which are referred to herein.

(d) This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Sales and contributions made pursuant to this Agreement will constitute a valid sale, transfer and assignment of the Transferred Receivables to the Purchaser, enforceable against creditors of, and purchasers from, the Seller. The Seller shall have no remaining property interest in any Transferred Receivable.

(f) There is no pending or, to the Seller’s knowledge, threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Seller or the ability of the Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement; the Seller is not in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Seller.

(g) No proceeds of any purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h) Each Transferred Receivable, together with the Related Security, is owned (prior to its sale or contribution hereunder) by the Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). When the Purchaser makes a purchase or receives a contribution of a Contributed Receivable it shall acquire valid ownership of each Transferred Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). No effective financing statement or other instrument similar in effect covering any Contract or any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Purchaser relating to this Agreement and those filed pursuant to the Originator Purchase Agreement.

(i) Each report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Seller to the Purchaser in connection with this Agreement is true, complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished.

(j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b).

(k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Annex B (as the same may be updated from time to time pursuant to Section 5.01(g)).

(l) The Seller is not known by and does not use any tradename or doing-business-as name.

(m) The Seller was formed on December 15, 2000 and the Seller did not engage in any business activities prior to the date of the Agreement. The Seller has no Subsidiaries other than the Purchaser.

(n) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur Debt or liabilities beyond the Seller’s abilities to pay such Debt and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller’s property would constitute unreasonably small capital.

(o) With respect to each Receivable, the Seller (i) shall have received such Receivable as a contribution to the capital of the Seller by the Originators or (ii) shall have purchased such Receivable from the Originators in exchange for payment (made by the Seller to the Originators in accordance with the provisions of the Originator Purchase Agreement) of cash in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Originators to the Seller and no such sale is voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

(p) With respect to any programs used by the Seller in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent so that such new Collection Agent shall have the benefit of such programs (it being understood, however, that the Collection Agent, if other than United Rentals, shall be required to be bound by a confidentiality agreement reasonably acceptable to the Seller).

(q) All sales, excise or other taxes with respect to the merchandise, insurance or services which are the subject of any Contract for a Receivable have been paid when due.

ARTICLE V

COVENANTS

SECTION 5.01.00    Covenants of the Seller.

From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or have been written off as uncollectible:

(a) Compliance with Laws, Etc.    The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its limited liability company agreements, existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to perform its obligations under this Agreement.

(b) Offices, Records and Books of Account.    The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables (and all original documents relating thereto) at the address of the Seller set forth in Section 9.02 of this Agreement or, upon 30 days’ prior written notice to the Purchaser, at any other locations in jurisdictions where all actions required by Section 5.01(k) shall have been taken and completed. The Seller also will require the Originators to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). The Seller shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Purchaser hereunder.

(c) Performance and Compliance with Contracts and Credit and Collection Policy.    The Seller will require, at its expense, that the Originators timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables (to the same extent as if the Transferred Receivables had not been sold or transferred), and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

(d) Sales, Liens, Etc.    Except for the sales and contributions of Receivables contemplated herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

(e) Extension or Amendment of Transferred Receivables.    The Seller will not extend, amend or otherwise modify the terms or any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(f) Change in Business or Credit and Collection Policy.    The Seller will not make or permit any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to perform its obligations under this Agreement.

(g) Deposits to Lock-Box Accounts.    The Seller will deposit, or cause to be deposited, any Collections of Transferred Receivables which it receives into Lock-Box Accounts, and the Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Transferred Receivables.

(h) Marking Records.    The Seller will mark its master data processing records and, at the request of the Purchaser, each Contract giving rise to Purchased Receivables and all other relevant records evidencing the Receivables which are the subject of each purchase with a legend, acceptable to the Purchaser, stating that such Receivables, the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement.

(i) Reporting Requirements.    The Seller will provide to the Purchaser the following:

(i)  as soon as possible and in any event within five days after the occurrence of each Event of Termination or incipient Event of Termination, a statement of the chief financial officer or treasurer of the Seller setting forth details of such Event of Termination or incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(ii)  promptly after the filing or receiving thereof, copies of all reports and notices that the Seller files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller in excess of $1,000,000;

(iii)  at least ten Business Days prior to any change in the Seller’s name, a notice setting forth the new name and the effective date thereof and amendments to UCC-1 financing statements filed in connection with this Agreement;

(iv)  promptly after the Seller obtains knowledge thereof, notice of any “Event of Termination” or “Facility Termination Date” under the Originator Purchase Agreement;

(v)  as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originators have stopped selling or contributing to the Seller, pursuant to the Originator Purchase Agreement, all newly arising Receivables;

(vi)  promptly after receipt thereof, copies of all consents requested from the Seller by, and all notices or other documents received by the Seller from, the Originators under the Originator Purchase Agreement;

(vii)  such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Seller as the Purchaser may from time to time reasonably request;

(viii)  promptly after the Seller obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Seller and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Seller; (b) litigation or proceeding adversely affecting the Seller’s ability to perform its obligations under this Agreement; or (c) litigation or proceeding adversely affecting the Seller in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

(ix)  promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of the Seller.

(j)  Corporate Separateness. (i) The Seller shall at all times maintain at least two independent directors each of whom (x) is not currently and has not been during the five years preceding the date of the Agreement an officer, director or employee of, or a major vendor or supplier of services to, an Affiliate of the Seller or any Other Corporation, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder of any Other Corporation or any of their respective Affiliates.

(ii)   The Seller shall not direct or participate in the management of any of the Other Corporations’ operations.

(iii)  The Seller shall conduct its business from an office separate from that of the Other Corporations (but which may be located in the same facility as one or more of the Other Corporations). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Corporations.

(iv)  The Seller shall at all times be adequately capitalized in light of its contemplated business.

(v)   The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

(vi)  The Seller shall maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other

Corporations. The Seller shall hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from the Other Corporations. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Corporations.

(vii)  The Seller shall not maintain any joint account with any Other Corporation or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Corporation.

(viii) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Corporation or grant an Adverse Claim on any of its assets to secure any obligation of any Other Corporation.

(ix)   The Seller shall not make loans, advances or otherwise extend credit to any of the Other Corporations except for the Deferred Purchase Price.

(x)   The Seller shall hold regular duly noticed meetings of its Board of Directors and make and retain minutes of such meetings.

(xi)   The Seller shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Corporations.

(xii)   The Seller shall not engage in any transaction with any of the Other Corporations, except as permitted by this Agreement and as contemplated by the Originator Purchase Agreement.

(xiii)   The Seller shall comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion delivered pursuant to paragraph (h) of Exhibit II to the Receivables Agreement.

(k) Originator Purchase Agreement.    The Seller will not amend, waive or modify any provision of the Originator Purchase Agreement or waive the occurrence of any “Event of Termination” under the Originator Purchase Agreement, without giving prior written notice to the Purchaser and, if any such amendment, waiver or modification is material, without in each case the prior written consent of the Purchaser. The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

(l) Nature of Business.    The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originators and the transactions contemplated by the Agreement. The Seller will not create or form any Subsidiary.

(m) Mergers, Etc.    The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

(n) Distributions, Etc.    The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends on its capital stock to its shareholders so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the state of the Seller’s incorporation, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Seller.

(o) Debt.    The Seller will not incur any Debt, other than any Debt incurred pursuant to the Agreement.

(p) Limited Liability Agreement.    The Seller will not amend or delete Sections 7 to 10, 16, 20 to 25 or 30 of its limited liability agreement.

(q) Further Assurances.

(i)  The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the

Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Purchaser or its assignee to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the reasonable request of the Purchaser or its assignee,

(x)  execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables;

(y)  mark conspicuously each invoice in their files evidencing each Transferred Receivable with a legend, acceptable to the Purchaser, evidencing that such Receivable has been sold and

(z)  deliver to the Purchaser copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser’s computer equipment).

(ii)  The Seller authorizes the Purchaser or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables, the Related Security and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(iii)   The Seller authorizes the Purchaser to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security.

(r) Audits.    The Seller will, from time to time during regular business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns

(i) to conduct periodic audits of the Transferred Receivables, the Related Security and the related books and records and collections systems of the Collection Agent (including any subcontractor) and the Seller

(ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent (including any subcontractor) or the Seller relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts, and

(iii) to visit the offices and properties of the Collection Agent (including any subcontractor) or the Seller for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Seller’s performance hereunder or under the Contracts with any of the officers or employees of the Collection Agent or Seller having knowledge of such matters.

Upon the request of the Purchaser or its designee (no more than every six months unless an Event of Termination or incipient Event of Termination has occurred), the Seller will, at its expense, appoint independent public accountants (which may, with the consent of the Purchaser or its designee, be the Seller’s regular independent public accountants), or utilize the representatives or auditors of the Purchaser or its designee, to prepare and deliver to the Purchaser or its designee a written report with respect to the Transferred Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Purchaser or its designee.

(s) Payment of Sales Taxes.    The Seller will, and will require in its agreement with the Originators that each Originator will, pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due, and will, upon the request of the Purchaser, provide the Purchaser with evidence of such payment.

SECTION 5.02.00    Covenant of the Seller and the Purchaser.

The Seller and the Purchaser have structured this Agreement with the intention that each purchase of Receivables hereunder be treated as a sale of such Receivables by the Seller to the Purchaser for all purposes. The Seller and the

Purchaser shall record each purchase as a sale or purchase, as the case may be, on its books and records, and reflect each purchase in its financial statements and tax returns as a sale or purchase, as the case may be. In the event that, contrary to the mutual intent of the Seller and the Purchaser, any purchase of Receivables hereunder is not characterized as a sale, the Seller shall, effective as of the date hereof, be deemed to have granted (and each Seller hereby does grant) to the Purchaser a first priority security interest in and to any and all Receivables, all Related Security with respect to such Receivables and all Collections with respect thereto to secure the repayment of all amounts advanced to the Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

SECTION 5.03.00    Grant of Security Interest.

As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Purchaser for its benefit and the ratable benefit of its assigns, and hereby grants to the Purchaser for its benefit and the ratable benefit of its assigns, a security interest in, all of the Seller’s right, title and interest in, to and under (but none of the Seller’s obligations under) all of the following, whether now or hereafter existing or arising:

(a) the Originator Purchase Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Originator Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Originator Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Originator Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Originator Purchase Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder,

(b) all Receivables, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the

UCC) owned by the Seller and not otherwise purchased or scheduled to be purchased under this Agreement,

(c) the Lock-Box Accounts and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing any of the foregoing and

(d) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

ARTICLE VI

ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 6.01.00    Designation and Responsibilities of Collection Agent.

(a) The servicing, administration and collection of the Transferred Receivables shall be conducted by such Person (the “Collection Agent”) so designated hereunder from time to time. Until the Purchaser or its designee gives notice to the Seller of the designation of a new Collection Agent, United Rentals is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Notwithstanding the foregoing, as long as an interest in the Transferred Receivables is sold pursuant to the Receivables Agreement, the servicing, administration and collection of the Transferred Receivables will be arranged for and will be subject to the terms and conditions of the Receivables Agreement and related documents. Upon the termination of the Receivables Agreement, at a time when this Agreement shall continue to be in full force and effect, the Purchaser and the Seller shall incorporate, in all substantial respects, the provisions of Article IV of the Receivables Agreement or shall provide for other arrangements for the servicing, administration and collection of the Transferred Receivables.

(b) The Seller shall deliver to the Collection Agent to hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

SECTION 6.02.00    Rights and Remedies.

(a) The Seller shall require that the Originators perform all of their obligations under the Contracts related to the Transferred Receivables to the same extent as if the Originators had not sold or contributed Receivables to the Seller and the exercise by the Purchaser of its rights hereunder shall not release the Seller or the Originators from any of their duties and obligations with respect to the Transferred Receivables. The Purchaser shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of the Seller or the Originators thereunder.

(b) The Seller shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

(c) The Seller hereby grants to the Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by Purchaser (whether or not from the Seller) in connection with any Transferred Receivable.

SECTION 6.03.00    Transfer of Records to Purchaser.

(a) Each purchase and contribution of Receivables hereunder shall include the transfer to the Purchaser of all of the Seller’s right and title to and interest in the records relating to such Receivables and shall include a license to the use of the Seller’s computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or have been written off the books as uncollectible.

(b) The Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of the Seller’s computer software system to access and create such records.

(c) In recognition of the Seller’s need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to United

Rentals a license to access such records in connection with any activity arising in the ordinary course of the Seller’s business or in performance of United Rentals’ duties as Collection Agent, provided that (i) United Rentals shall not disrupt or otherwise interfere with the Purchaser’s use of and access to such records during such license period and (ii) the Seller consents to the assignment and delivery of the records (including any information contained therein relating to the Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or have been written off the books as uncollectible.

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01.00    Events of Termination.

If any of the following events (“Events of Termination”) shall occur and be continuing:

(a) The Collection Agent (if the Seller or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

(b) The Seller shall fail to make any payment required under Section 2.05(a) or 2.05(b); or

(c) Any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any information or report delivered by the Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

(d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Seller by the Purchaser; or

(e) The Seller shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) Any purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim other than the security interest created pursuant to Sections 5.02 and 5.03 hereof; or

(g) The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

(h) an Event of Termination shall have occurred under the Receivables Agreement; or

(i) There shall have occurred any material adverse change in the business, operations, property or financial condition of the Seller since the end of its most recent fiscal quarter; or there shall have occurred any event which may materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to collect Transferred Receivables or otherwise perform its obligations under this Agreement;

then, and in any such event, the Purchaser may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01.00    Indemnities by the Seller.

Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and its assigns and transferees (each, an “IndemnifiedParty”) from and against any and all claims, damages, costs, expenses, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the ownership of Receivables or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) credit related recourse for uncollectible Receivables or (c) any income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, arising out of or as a result of this Agreement or the ownership of Receivables or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing (but subject to the aforementioned exclusions), the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(a) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made;

(b) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(c) the failure to vest in the Purchaser absolute ownership of the Receivables that are, or that purport to be, the subject of a purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, or a first priority perfected security interest as provided in Section 5.03, in each case free and clear of any Adverse Claim;

(d) the failure of the Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that purport to be, the subject of a purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any purchase or contribution or at any subsequent time;

(e) without double counting for any Dilution for which a repurchase has been made under Section 2.05 of this Agreement, any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or any other credit related losses) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a purchase or contribution under this Agreement (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (to the extent such collection activities were performed by the Seller acting as Collection Agent);

(f) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Transferred Receivable;

(g) any products liability or other claim (including any claim for unpaid sales, excise or other taxes) arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(h) the commingling of Collections of Transferred Receivables by the Seller or a designee of the Seller, as Collection Agent or otherwise, at any time with other funds of the Seller or the failure of Collections to be deposited into Lock-Box Accounts;

(i) any investigation, litigation or proceeding related to this Agreement or the ownership of Receivables, the Related Security, or Collections with respect thereto or in respect of any Receivable, Related Security or Contract;

(j) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Seller hereunder;

(k) any failure of the Seller to comply with its covenants contained in Section 5.01; or

(l) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller in servicing, administering or collecting any Transferred Receivable.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01.00 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by the Seller. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 9.02.00 Notices, Etc.

All notices, demands, consents, requests and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted (in which case receipt shall be confirmed by telephone and a hard copy shall also be sent by regular mail) or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.

If to the Seller:

UNITED RENTALS RECEIVABLES LLC I
5 Greenwich Office Park
Greenwich, CT 06830
Attention:	Elliott Mayer
Tel. No.:	(203) 618-7202
Facsimile No.:	(203) 622-4325

If to the Purchaser:

UNITED RENTALS RECEIVABLES LLC II
5 Greenwich Office Park
Greenwich, CT 06830
Attention:	Elliott Mayer
Tel. No.:	(203) 618-7202
Facsimile No.:	(203) 622-4325

If to the Collection Agent:

UNITED RENTALS, INC.
5 Greenwich Office Park
Greenwich, CT 06830
Attention:	Elliott Mayer
Tel. No.:	(203) 618-7202
Facsimile No.:	(203) 622-4325

SECTION 9.03.00 Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables under the Receivables Agreement, the buyer or assignee, as the case may be, to the extent of its purchase or assignment, shall have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder).

(b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or have been written off the books of the Seller as uncollectible; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV shall be continuing and shall survive any termination of this Agreement.

SECTION 9.04.00 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VIII hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Seller agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder, excluding, however, any costs of enforcement or collection of Transferred Receivables.

(b) In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 9.05.00 No Proceedings.

The Seller hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or have been written off the books of the Seller as uncollectible.

SECTION 9.06.00 Confidentiality.

Unless otherwise required by applicable law or banking regulation, each party hereto agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, (b) such party’s legal counsel and auditors and the Purchaser’s assignees, if they agree in each case to hold it confidential and (c) as required by law.

SECTION 9.07.00 GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE PURCHASER’S OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES AND RELATED SECURITY OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 9.08.00 SUBMISSION TO JURISDICTION.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE

JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 9.09.00 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASES OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 9.10.00 Third Party Beneficiary.

Each of the parties hereto hereby acknowledges that the Purchaser intends to assign rights under this Agreement pursuant to the Receivables Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Seller hereby consents to any such assignments. All such assignees, including parties to the Receivables Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser’s rights and remedies under, this Agreement to the same extent as if they were parties hereto, except to the extent specifically limited under the terms of their assignment.

SECTION 9.11.00 Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.12.00 Survival of Termination.

The provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall survive any termination of this Agreement.

SECTION 9.13. 00 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	UNITED RENTALS RECEIVABLES LLC I

By: /s/ Andrew L. Stidd
Name: Andrew L. Stidd
Title:Assistant Secretary

PURCHASER:	UNITED RENTALS RECEIVABLES LLC II

By: /s/ Andrew L. Stidd
Name: Andrew L. Stidd
Title: Assistant Secretary

COLLECTION AGENT:	UNITED RENTALS, INC.

By:/s/ Michael Nolan
Name: Michael Nolan
Title: Assistant Secretary

ANNEX A

CREDIT AND COLLECTION POLICY

A-1

ANNEX B

LOCK-BOX BANKS

B-2

PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of December 21, 2000

between

UNITED RENTALS RECEIVABLES LLC I

as Seller

UNITED RENTALS RECEIVABLES LLC II

as Purchaser

and

UNITED RENTALS, INC.

as Collection Agent

TABLE OF CONTENTS

ANNEXES

ANNEX A Credit and Collection Policy
ANNEX B Lock-Box Banks

i